UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 21, 2010

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492 (Commission File Number)	No. 75-2677995 (IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)
(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
     On December 21, 2010, the registrant issued a press release entitled “Halliburton Confirms Agreement to Settle with Federal Government of Nigeria.”
     The text of the press release is as follows:
Halliburton Confirms Agreement to Settle with
Federal Government of Nigeria
HOUSTON — Halliburton (NYSE: HAL) announced today the resolution of the previously disclosed investigation by the Federal Government of Nigeria (“FGN”) arising out of allegations of improper payments to government officials in Nigeria in connection with the construction and subsequent expansion by a joint venture known as TSKJ of a natural gas liquefaction project on Bonny Island, Nigeria, in which Halliburton’s former subsidiary KBR, Inc. had an approximate 25 percent interest.
     Pursuant to this agreement, all lawsuits and charges against KBR and Halliburton corporate entities and associated persons have been withdrawn, the FGN agreed not to bring any further criminal charges or civil claims against those entities or persons, and Halliburton agreed to pay US$32.5 million to the FGN and to pay an additional US$2.5 million for FGN’s attorneys’ fees and other expenses. Among other provisions, Halliburton agreed to provide reasonable assistance in the FGN’s effort to recover amounts frozen in a Swiss bank account of a former TSKJ agent and affirmed a continuing commitment with regard to corporate governance. Any charges related to this settlement will be reflected in discontinued operations.
About Halliburton
Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry. With more than 55,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir — from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s website at www.halliburton.com.
NOTE: The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity. Halliburton’s Form 10-K for the year ended December 31, 2009, Form 10-Q for the period ended September 30, 2010, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY
Date: December 21, 2010	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary